EXHIBIT 99.1

Token Communities, Ltd. Announces Entry into Distribution Agreement

Bradenton, Florida – July 25, 2023 – Token Communities, Ltd. (Symbol: TKCM, “Token Communities” or the “Company”), today announced that the Company’s subsidiary Elements of Health and Wellness Inc. entered into a Tier-One Master Distributorship Agreement to sell our Detox, Brainer, Cleaner, Apollo, Venus, and Slim Eve supplements in Beijing, China.

“It is with great honor that the Company announces the first, in what we hope to be many distribution agreements for our products. Having the opportunity to commence distribution of our products in Beijing China is what we hope is the first step in growing distribution of our products,” commented David Chen, Chairman and CEO of Token Communities.

About the Company

We are actively engaged in the Health and Wellness Sector developing holistic and naturopathic products, including plant stem cell, natural supplements, cosmetic facial masks and more. We are developing an eCommerce platform to commence sales of all products.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements using the words “hope,” “anticipate,” “may” and statements regarding the effects of the supplements referred to herein, and future plans and objectives of the Company, are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Food and Drug Administration Disclosure

The products featured in this release are not for use by or sale to persons under the age of 12. These products should be used only as directed on the label. Consult with a physician before use if you have a serious medical condition or use prescription medications. A doctor’s advice should be sought before using these and any supplemental product. These statements have not been evaluated by the FDA. This product is not intended to diagnose, treat, cure or prevent any disease.

Investor Contact: David Chen, Chairman, CEO: dchen@elementsofhealthandwellness.com